UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Philadelphia Energy Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2981738
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1735 Market Street, 10th Floor

Philadelphia, Pennsylvania 19103

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.001 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: 333-202119

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.         Description of Registrant’s Securities to be Registered.

A description of the Class A common stock, par value $0.001 per share, of Philadelphia Energy Solutions Inc. (the “Registrant ”) is included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-202119), initially filed with the Securities and Exchange Commission on February 17, 2015 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.         Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PHILADELPHIA ENERGY SOLUTIONS INC.

Date: July 31, 2015	By:	/s/ John B. McShane
John B. McShane
Executive Vice President, General Counsel and Secretary